SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                         __________

                       Amendment No. 1
                          FORM 8-A

           FOR REGISTRATION OF CERTAIN CLASSES OF
       SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
             THE SECURITIES EXCHANGE ACT OF 1934


               AETNA LIFE AND CASUALTY COMPANY
   (Exact name of registrant as specified in its charter)


        Connecticut                                06-0843808
_______________________________________     _______________________________
(State of incorporation or organization)   (IRS Employer Identification No.)


 151 Farmington Avenue, Hartford, Connecticut           06156
________________________________________              _________
 (Address of principal executive offices)             (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class         Name of each exchange on which
       to be so registered         each class is to be registered
       ___________________         ______________________________

 Preferred Stock Purchase Rights    New York Stock Exchange
                                    Pacific Stock Exchange
                                    ________________________

Securities to be registered pursuant to Section 12(g) of the Act:

                            None
          ________________________________________________
                      (Title of Class)




ITEM 1.   Description of Registrant's Securities to be
          Registered.

     On October 27, 1989, the Board of Directors of Aetna Life and Casualty Company (the "Company") declared a dividend distribution of one right (a "Right") for each outstanding share of Common Capital Stock, without par value (the "Common Shares"), of the Company. The distribution was paid on November 7, 1989 (the "Record Date") to the shareholders of record as of the close of business on the Record Date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Class B Voting Preferred Stock, Series A, without par value (the "Preferred Shares"), of the Company at a price of $200.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of October 27, 1989 and amended by Amendment No. 1 to Rights Agreement dated as of December 19, 1995 (the "Rights Agreement"), between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent"). Capitalized terms used herein but not otherwise defined herein have the meanings set forth in the Rights Agreement, as amended by Amendment No. 1 thereto.

     The Amendment No. 1 to Rights Agreement referred to above lowered to 15% the percentage of the Company's outstanding Common Shares the acquisition of Beneficial Ownership of which, or the commencement of a tender or exchange offer for which, does or may cause the occurrence, among other things, of the Distribution Date, Share Acquisition Date and/or a Flip-In Event.

     The Rights Agreement, together with Amendment No. 1 thereto, are filed as exhibits hereto and are incorporated herein by this reference. The foregoing description of Amendment No. 1 to the Rights Agreement is qualified in its entirety by reference to such documents.

ITEM 2.   Exhibits.

          1.   Form of Right Certificate (Exhibit B to the
               Rights Agreement incorporated as Exhibit 2 hereto), incorporated herein by reference to the Company's 1992 Form 10-K, filed on March 17, 1993.

          2. Rights Agreement, incorporated herein by reference to the Company's 1992 Form 10-K, filed on March 17, 1993.

          3.   Form of Certificate of Amendment of the
               Certificate of Incorporation of Aetna Life and
               Casualty Company (Exhibit A to the Rights
               Agreement incorporated as Exhibit 2 hereto), incorporated herein by reference to the Company's
               1992 Form 10-K, filed on March 17, 1993.

          4.   Summary of Rights to Purchase Preferred Stock
               (Exhibit C to the Rights Agreement incorporated as Exhibit 2 hereto), incorporated herein by reference to the Company's 1992 Form 10-K, filed on March 17, 1993.

          5.   Amendment No. 1 to Rights Agreement.


                          SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                         AETNA LIFE AND CASUALTY COMPANY
                                   (Registrant)



                         By /s/Lucille M. Nickerson
                            ___________________________
                            Name:  Lucille M. Nickerson
                            Title: Corporate Secretary

Date:  December 19, 1995



               INDEX TO EXHIBITS

   Exhibit Number               Exhibit

     1.          Form of Right Certificate (Exhibit B to the
                 Rights Agreement incorporated as Exhibit 2 hereto), incorporated herein by reference to the Company's 1992 Form 10-K, filed on March 17, 1993.

     2. Rights Agreement, incorporated herein by reference to the Company's 1992 Form 10-K, filed on March 17, 1993.

     3.          Form of Certificate of Amendment of the
                 Certificate of Incorporation of Aetna Life and
                 Casualty Company (Exhibit A to the Rights
                 Agreement incorporated as Exhibit 2 hereto), incorporated herein by reference to the Company's 1992 Form 10-K, filed on March 17, 1993.

      4.         Summary of Rights to Purchase Preferred Stock
                 (Exhibit C to the Rights Agreement incorporated as Exhibit 2 hereto), incorporated herein by reference to the Company's 1992 Form 10-K, filed on March 17, 1993.

      5.         Amendment No. 1 to Rights Agreement.